Exhibit 4.3

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

by and among

WALTER ENERGY, INC.,

THE GUARANTORS

party hereto

and

Morgan Stanley & Co. LLC,

as representative of the Initial Purchasers (as defined herein)

Dated as of March 27, 2013

Registration Rights Agreement

This Registration Rights Agreement (this “Agreement”) is made and entered into as of March 27, 2013 by and among Walter Energy, Inc., a Delaware corporation (the “Company”), each of the guarantors named on Schedule A hereto (the “Guarantors”) and Morgan Stanley & Co. LLC, as representative of the initial purchasers listed on Schedule I to the Purchase Agreement (each an “Initial Purchaser” and, collectively, the “Initial Purchasers”), who have agreed to purchase $450,000,000 in aggregate principal amount of the Company’s 8.500% Senior Notes due 2021 (the “Initial Notes”) pursuant to the Purchase Agreement (as defined below).

This Agreement is made pursuant to the Purchase Agreement, dated as of March 22, 2013 (the “Purchase Agreement”), by and among the Company, the Guarantors and Morgan Stanley & Co. LLC, as representative of the Initial Purchasers, (i) for the benefit of each Initial Purchaser and (ii) for the benefit of the holders from time to time of the Initial Securities (as defined below) (including each Initial Purchaser).  In order to induce the Initial Purchasers to purchase the Initial Securities, the Company has agreed to provide the registration rights set forth in this Agreement.  The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5(i) of the Purchase Agreement.

The parties hereby agree as follows:

SECTION 1.  Definitions.  As used in this Agreement, the following capitalized terms shall have the following meanings:

Additional Interest:  As defined in Section 5 hereof.

Additional Interest Payment Date:  With respect to the Initial Securities, each Interest Payment Date for the Initial Securities.

Broker-Dealer:  Any broker or dealer registered under the Exchange Act.

Closing Date:  The date of this Agreement.

Commission:  The Securities and Exchange Commission.

Consummate:  A registered Exchange Offer shall be deemed “Consummated” with respect to the Initial Securities for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer in exchange for Initial Securities, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Initial Securities that were validly tendered by Holders thereof pursuant to the Exchange Offer.

Exchange Act:  The Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

Exchange Notes: The 8.500% Senior Notes due 2021, the same series under the Indenture as the Notes, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

Exchange Offer:  An offer registered under the Securities Act by the Company and the Guarantors pursuant to a Registration Statement pursuant to which the Company and the Guarantors shall offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities in the aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders and with terms that are identical in all respects to the Transfer Restricted Securities (except that the Exchange Securities will not contain terms with respect to the interest rate step-up provision and transfer restrictions).

Exchange Offer Registration Statement:  Any Registration Statement relating to an Exchange Offer, including the related Prospectus.

Exchange Securities:  The Exchange Notes and the Guarantees attached thereto.

Exchanging Dealers:  Any Holder (which may include any Initial Purchaser) that is a Broker-Dealer and elects to exchange any Initial Securities that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from any Guarantor or any Affiliate of any Guarantor) for Exchange Securities.

Exempt Resales:  The transactions in which the Initial Purchasers propose to sell the Initial Securities to certain “qualified institutional buyers,” as such term is defined in Rule 144A under the Securities Act, and to persons in offshore transactions in reliance on Regulation S.

FINRA:  The Financial Industry Regulatory Authority, Inc.

Free Writing Prospectus:  Each “free writing prospectus” as defined in Rule 405 under the Securities Act, prepared by or on behalf of the Company or used or referred to by the Company in connection with each offer to sell or solicitation of an offer to buy the Initial Notes or the Exchange Notes.

Guarantees:  As defined in the Purchase Agreement.

Holders:  As defined in Section 2(b) hereof.

Indemnified Party:  As defined in Section 8(c) hereof.

Indemnifying Party:  As defined in Section 8(c) hereof.

Indenture:  The Indenture, dated as of March 27, 2013, among the Company, the Guarantors and Union Bank, as trustee (the “Trustee”), pursuant to which the Initial Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

Initial Notes: As defined in the preamble hereto, but only for so long as such securities constitute Transfer Restricted Securities.

Initial Placement:  The issuance and sale by the Company of the Initial Securities to the Initial Purchasers pursuant to the Purchase Agreement.

Initial Purchaser:  As defined in the preamble hereto.

Initial Securities: The Initial Notes and the Guarantees thereof.

Interest Payment Date:  As defined in the Notes and Exchange Notes, as applicable.

Person:  An individual, partnership, limited liability company, corporation, trust, unincorporated organization or other legal entity, or a government or agency or political subdivision thereof.

Prospectus:  The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Record Holder:  With respect to any Interest Payment Date relating to the Securities of a series on which Additional Interest is to be paid, each Person who is a Holder of Securities on the record date with respect to the Interest Payment Date on which such Additional Interest Payment Date shall occur.

Registration Default:  As defined in Section 5 hereof.

Registration Statement:  Any Exchange Offer Registration Statement or Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Securities:  The Initial Securities and the Exchange Securities.

Securities Act:  The Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

Shelf Filing Deadline:  As defined in Section 4 hereof.

Shelf Registration Statement:  As defined in Section 4 hereof.

Trust Indenture Act:  The Trust Indenture Act of 1939, including the rules and regulations promulgated thereunder, in each case as in effect on the date of the Indenture.

Transfer Restricted Securities:  Each (i) Initial Security, until the earliest to occur of (a) the date on which such Security is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act and (b) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement and (ii) Exchange Security issued to a Broker-Dealer until the date on which such Security has been distributed by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein).

Underwritten Registration or Underwritten Offering:  A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2.  Securities Subject to this Agreement.

(a)  Transfer Restricted Securities.  The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b)  Holders of Transfer Restricted Securities.  A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3.  Registered Exchange Offer.

(a)  Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Company and the Guarantors shall (i) file with the Commission an Exchange Offer Registration Statement with respect to a registered offer to exchange the Initial Securities for Exchange Securities under the Indenture in the same aggregate principal amount as and with terms that shall be identical in all respects to the Initial Securities (except that the Exchange Securities shall not contain terms with respect to the interest rate step-up provision and transfer restrictions), (ii) use their commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) if applicable, a Prospectus supplement or post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer and (iv) promptly after such Exchange Offer Registration Statement is declared effective, commence the Exchange Offer.  The Exchange Offer Registration Statement shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Securities held by Broker-Dealers as contemplated by Section 3(c) below.

(b)  If an Exchange Offer Registration Statement is required pursuant to Section 3(a) above, the Company and the Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders.  The Company and the Guarantors shall cause each Exchange Offer to comply in all material respects with all applicable federal and state securities laws.  No securities other than the Securities and the Company’s 9.875% Senior Notes due 2020 shall be included in the Exchange Offer Registration Statement.  If an Exchange Offer Registration Statement is required pursuant to Section 3(a) above, the Company and the Guarantors shall use their commercially reasonable efforts to Consummate the Exchange Offer, on or prior to the 365th calendar day following the Closing Date.

(c)  Unless not permitted under applicable law or Commission policy, the Company shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Securities that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Initial Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement.  Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

If an Exchange Offer Registration Statement is required pursuant to Section 3(a) above, the Company and the Guarantors shall use their commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which Broker-Dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

SECTION 4.  Shelf Registration.

(a)  Shelf Registration.  If either (i) the Company and the Guarantors are not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer for the

Initial Securities because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), (ii) for any reason the Exchange Offer for the Initial Securities is not Consummated within 365 calendar days following the Closing Date, or (iii) with respect to any Holder of Transfer Restricted Securities (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (B) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Initial Securities acquired directly from the Company or one of its affiliates, then, upon such Holder’s request, the Company and the Guarantors shall:

(x)  cause to be filed, at their expense, a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) as promptly as reasonably practicable (the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

(y)  use their commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act on or before the 180th calendar day after the Shelf Filing Deadline.

The Company and the Guarantors shall keep any such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of two years following the effective date of such Shelf Registration Statement (or such shorter period that will terminate when all the Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement), provided, however, upon the occurrence or existence of any pending corporate development or any other material event that, in the reasonable judgment of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, the Company shall give notice (without notice of the nature or details of such events) that the availability of the Shelf Registration Statement is suspended and, upon actual receipt of any such notice, each Holder agrees not to sell any Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of copies of the supplemented or amended Prospectus provided for hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.  The period during which the availability of the Shelf Registration Statement, and any Prospectus is suspended (the “Deferral Period”) shall not exceed 45 days in any three-month period or 90 days in any 365-day period.

(b)  Provision by Holders of Certain Information in Connection with the Shelf Registration Statement.  No Holder of Transfer Restricted Securities may include any of its

Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein.  Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5.  Additional Interest.  If either (a) the applicable Exchange Offer is not consummated on or prior to the 365th calendar day following the applicable Closing Date, (b) a Shelf Registration Statement applicable to the Securities is not filed or declared effective when required or (c) a Registration Statement applicable to the Securities is declared effective as required but thereafter fails to remain effective or usable in connection with resales for more than 30 calendar days (each such event referred to in clauses (a) through (c) above, a “Registration Default”), the Company shall pay liquidated damages in the form of additional interest (“Additional Interest”) in cash to each Holder of Securities in an amount equal to 0.25% per annum of the aggregate principal amount of Securities for the period of occurrence of the Registration Default until such time as no Registration Default is in effect, which rate shall increase by 0.25% per annum for each subsequent 90-day period during which such Registration Default continues up to a maximum of 1.00% per annum.  Following the cure of all Registration Defaults, Additional Interest will cease to accrue and the interest rate on the Securities will revert to the original rate; provided, however, that, if after the date such Additional Interest ceases to accrue, a different Registration Default occurs, Additional Interest may again commence accruing pursuant to the foregoing provisions.

All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Note shall have been satisfied in full.

SECTION 6.  Registration Procedures.

(a)  Exchange Offer Registration Statement.  In connection with the Exchange Offer, the Company and the Guarantors shall comply with all of the provisions of Section 6(c) below, shall use their commercially reasonable efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

(i)  If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate the Exchange Offer for the Initial Securities.  The Company and the Guarantors each hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy.  The Company and the Guarantors each hereby agree, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such Exchange Offer should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission.

(ii)  As a condition to its participation in an Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is acquiring the Exchange Securities in its ordinary course of business and (C) at the time of the commencement of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities to be issued in the Exchange Offer.  In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company’s preparations for the Exchange Offer.  Each Holder will be required to acknowledge and agree that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission staff enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Initial Securities acquired by such Holder directly from the Company.

(b)  Shelf Registration Statement.  In connection with the Shelf Registration Statement, the Company and the Guarantors shall comply with all the provisions of Section 6(c) below and shall use their commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company and the Guarantors will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

(c)  General Provisions.  In connection with any Registration Statement and, to the extent applicable, any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Securities by Broker-Dealers), the Company and each of the Guarantors shall:

(i)  use its commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors) for the period specified in Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly (other than during any Deferral Period) an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter;

(ii)  prepare and file with the Commission such amendments and post-effective amendments to such Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii)  advise (1), in connection with any Shelf Registration Statement, the underwriter(s), if any, and selling Holders and (2), in connection with an Exchange Offer Registration Statement, any Exchanging Dealer, promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes or (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in such Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in such Registration Statement or the Prospectus in order to make the statements therein not misleading.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv)  furnish without charge to each of the Initial Purchasers, each selling Holder named in any Shelf Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or Prospectus, which documents will be subject to the review of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five business days, and the Company will not file any such Shelf Registration Statement or Prospectus or any amendment or supplement to any such Shelf Registration Statement or Prospectus to which an Initial Purchaser of Transfer Restricted Securities covered by such Shelf Registration Statement or the underwriter(s), if any, shall reasonably object in writing within five business days after the receipt thereof (such objection to be deemed timely made upon confirmation of facsimile transmission within such period).  The objection of an Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(v)  make available, upon request, at reasonable times for inspection by any managing underwriter participating in any disposition pursuant to any Shelf Registration Statement or any Exchanging Dealer and any attorney or accountant retained by any of the underwriter(s) or such Exchanging Dealer, all financial and other records, pertinent corporate documents and properties of the Company and the Guarantors and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness; provided, however, that such information may not be used for any other purposes than due diligence; and provided further, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Initial Purchasers or any such underwriter, legal counsel, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;

(vi)  if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Shelf Registration Statement or Prospectus included therein, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vii)  cause (1) the Transfer Restricted Securities covered by any Shelf Registration Statement, if so requested by the Holders of a majority in aggregate principal amount of Securities covered thereby or the underwriter(s), if any and (2) the Exchange Securities covered by the Exchange Offer, to be rated with the appropriate rating agencies;

(viii)  furnish without charge (1), in connection with any Shelf Registration Statement, to each selling Holder and each of the underwriter(s), if any, and (2) in connection with any Exchange Offer Registration Statement, any Exchanging Dealer, at least one copy of such Registration Statement, as first filed with the Commission, and of each amendment thereto;

(ix)  deliver to, without charge, (1) in connection with any Shelf Registration Statement, each selling Holder and each of the underwriter(s), if any, and (2), in connection with an Exchange Offer Registration Statement, each Exchanging Dealer and each other person required to deliver a Prospectus, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(x)  enter into, and cause the Guarantors to enter into, such agreements (including an underwriting agreement), and make, and cause the Guarantors to make, such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Initial Purchaser or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company and the Guarantors shall:

(A)  furnish to each Initial Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the effectiveness of the Shelf Registration Statement:

(1)  a certificate, dated the date of effectiveness of the Shelf Registration Statement, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of each of the Company and the Guarantors, confirming, as of the date thereof, such matters as such parties may reasonably request;

(2)  opinions, dated the date of effectiveness of the Shelf Registration Statement of counsel for the Company and the Guarantors, covering such matters as such parties may reasonably request, and in any event including a statement to the effect counsel for the Company and the Guarantors has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, the Initial Purchasers’ representatives and the Initial Purchasers’ counsel in connection with the preparation of such Shelf Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel’s attention that caused such counsel to believe that the Shelf Registration Statement, at the time such Shelf Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Shelf Registration Statement as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial, accounting and statistical data included in any Shelf Registration Statement contemplated by this Agreement or the related Prospectus; and

(3)  a customary comfort letter, dated as of the date of effectiveness of the Shelf Registration Statement from the Company’s independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Sections 5(h) of the Purchase Agreement;

(B)  set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C)  deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or the Guarantors pursuant to this clause (x), if any.

If at any time the representations and warranties of the Company and the Guarantors contemplated in clause (A)(1) above cease to be true and correct, the Company or the Guarantors shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

(xi)  prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Shelf Registration Statement, in any jurisdiction where it is not then so subject;

(xii)  shall issue, upon the request of any Holder of Initial Securities covered by the Shelf Registration Statement, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Initial Securities surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchasers of such Securities, as the case may be; in return, the Initial Securities held by such Holder shall be surrendered to the Company for cancellation;

(xiii)  in connection with any Shelf Registration Statement, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two business days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

(xiv)  use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by any Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xi) above;

(xv)  if any fact or event contemplated by clause (c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer

Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(xvi)  provide a CUSIP number for all Exchange Notes and Transfer Restricted Securities not later than the effective date of such Registration Statement and provide the Trustee under the Indenture with printed certificates for the Exchange Notes and Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

(xvii)  cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA in connection with any Shelf Registration Statement;

(xviii)  otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earning statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or commercially reasonable best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such Shelf Registration Statement;

(xix)  cause each Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute and use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

(xx)  if the Initial Securities are listed on any securities exchange, cause (1) all Transfer Restricted Securities covered by a Shelf Registration Statement, if requested by the Holders of a majority in aggregate principal amount of Initial Securities or the managing underwriter(s), if any and (2) all Exchange Securities to be listed on such securities exchange.

Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of (1) the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof or (2) the commencement of a Deferral Period, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.  If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice.  In the event the Company shall give any such notice (other than with respect to any Deferral Period), the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice; provided, however, no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Company’s option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5.

SECTION 7.  Registration Expenses.

(a)  All expenses incident to the Company’s and the Guarantors’ performance of or compliance with this Agreement will be borne by the Company or the Guarantors, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with FINRA (and, if applicable, the reasonable fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of FINRA)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the Guarantors; (v) all application and filing fees in connection with listing the Exchange Securities on a national securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

(b)  In connection with any Shelf Registration Statement required by this Agreement, the Company will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being resold pursuant to the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel, who shall be White & Case LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Shelf Registration Statement is being prepared.  Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Securities pursuant to the Shelf Registration Statement.

SECTION 8.  Indemnification.

(a)  The Company and each Guarantor agrees, jointly and severally, to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and each affiliate of any Holder within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement, preliminary prospectus, Prospectus, Free Writing Prospectus or any “issuer information” (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or in any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company expressly for use therein by or on behalf of any of the Holders.

(b)  Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, their respective directors, its officers, and each Person, if any, who controls the Company or the Guarantors (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as the foregoing indemnity from the Company and the Guarantors set forth in section (a) above, but only with reference to information relating to such Holder furnished in writing to the Company and the Guarantors by or on behalf of such Holder expressly for use in any Registration Statement, preliminary prospectus, Prospectus or Free Writing Prospectus.

(c)  In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such Person (the “Indemnified Party”), shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, (ii) the Indemnifying Party has failed to assume the defense of such action or employ counsel reasonably satisfactory to the Indemnified Party, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Company and Guarantors, in the case of parties indemnified pursuant to Section 8(b). The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by such Indemnified Party, unless such settlement, (i) includes an unconditional release of such Indemnified Party from all liability on claims that are or could have been the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Indemnified Party.

(d)  To the extent that the indemnification provided for in this Section 8 is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities, or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Guarantor, on the one hand, or by the Holder, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

(e)  The Company, the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total amount received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of: (i) the amount paid by such Holder for such Transfer Restricted Securities plus (ii) the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.  The Holders’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

SECTION 9.  Rule 144A.  Each of the Company and the Guarantors hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

SECTION 10.  Participation In Underwritten Registrations.  No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11.  Selection Of Underwriters.  The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering.  In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the

Transfer Restricted Securities included in such offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company.

SECTION 12.  Miscellaneous.

(a)  Remedies.  The Company and the Guarantors each hereby agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)  Free Writing Prospectus.  The Company and the Guarantors represent, warrant and covenant that neither the Company nor any Guarantor (including their respective agents and representatives) will prepare, make, use, authorize, approve or refer to any free writing prospectus (as defined in Rule 433 under the Act) in connection with any sale of the Securities.

(c)  No Inconsistent Agreements.  The Company and the Guarantors will not, on or after the date of this Agreement, enter into any agreement with respect to their securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  Except for this Agreement and the registration rights agreement, dated as of November 21, 2012, by and among the Company, the Guarantors and Morgan Stanley & Co. LLC, as representative of the initial purchasers named therein, neither the Company nor the Guarantors have entered into any agreement granting any registration rights with respect to its securities to any Person that would require such securities to be included in any Registration Statement contemplated by this Agreement.  The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s or the Guarantors’ securities under any agreement in effect on the date hereof.

(d)  Adjustments Affecting the Securities.  The Company and the Guarantors will not take any action, or permit any change to occur, with respect to the Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

(e)  Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities affected thereby.  Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to an Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(f)  Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), facsimile, or air courier guaranteeing overnight delivery:

(i)  if to a Holder, at the address set forth on the records of the Registrar under the applicable Indenture, with a copy to the Registrar under the Indenture; and

(ii)  if to the Company or the Guarantors:

Walter Energy, Inc.
3000 Riverchase Galleria, Suite 1700
Birmingham, Alabama 35244
Attention: General Counsel

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(g)  Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(h)  Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(i)  Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(j)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(k)  Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(l)  Entire Agreement.  This Agreement is intended by the parties to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the registration rights granted by the Company with respect to the Transfer Restricted Securities.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

WALTER ENERGY, INC.

By:	/s/ Earl H. Doppelt
	Name:	Earl H. Doppelt
	Title:	Senior Vice President, General Counsel and Secretary

ON BEHALF OF THE GUARANTORS LISTED ON SCHEDULE A HERETO

By:	/s/ Earl H. Doppelt
	Name:	Earl H. Doppelt
	Title:	Secretary

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

MORGAN STANLEY & CO. LLC,

Acting on behalf of themselves
and as the Representative of
the several Initial Purchasers

MORGAN STANLEY & CO. LLC

By:	/s/ James R. Pearson
	Name:	James R. Pearson
	Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

Schedule A

GUARANTORS

J.W. Walter, Inc., a Delaware corporation

J.W.I. Holdings Corporation, a Delaware corporation

Land Holdings Corporation, a Delaware corporation

Walter Black Warrior Basin LLC, a Delaware limited liability company

Walter Coke, Inc., a Delaware corporation

Walter Exploration & Production LLC, a Delaware limited liability company

Walter Land Company, a Delaware corporation

Walter Minerals, Inc., a Delaware corporation

Walter Natural Gas, LLC, a Delaware limited liability company

Blue Creek Coal Sales, Inc., an Alabama corporation

Clearwater Energy, Inc., an Alabama corporation

Hamer Properties, Inc., a West Virginia corporation

Jim Walter Resources, Inc., an Alabama corporation

Taft Coal Sales & Associates, Inc., an Alabama corporation

Tuscaloosa Resources, Inc., an Alabama corporation